QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

CORPORATE PARTICIPANTS

Blake Tohana
Magna Entertainment Corp. — EVP and CFO

Joe De Francis
Magna Entertainment Corp. — EVP

CONFERENCE CALL PARTICIPANTS

George Smith
Davenport — Analyst

Brian Warner
Performance Capital — Analyst

Ryan Worst
Brean Murray — Analyst

Steve Velgot
Cathay Financial — Analyst

Peter Sklar
BMO Capital Markets — Analyst

James Devlin
Henley and Company — Analyst

Anoop Prihar
GMP Securities — Analyst

Gabe Gutman
Bay Securities — Analyst

PRESENTATION

Operator
Welcome to the Magna Entertainment Announcement of Third Quarter Results conference call. [Operator Instructions.]
I would now like to turn the conference over to Blake Tohana, Executive Vice President and Chief Financial Officer. Please go ahead sir.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Thank you and good morning everyone. Today I am going to review our financial results for the third quarter and nine months ended September 30, 2006. I am joined today by Joe De Francis who heads up Paramax, which oversees all of MEC's technology operations, and Jim Bromby, our recently appointed Senior Vice President of Operations.

Unfortunately, Frank Stronach, our Chairman and Interim CEO, could not join us this morning as he is in Russia on automotive related business.

As usual, let me remind you that this call will include forward-looking statements within the meaning of applicable securities legislation. Rather than read the disclaimer to you, I refer you to the forward-looking statement paragraphs of the press release we issued earlier this morning.

I would like to note that our financial results are in US dollars. Also, certain comparative amounts for the third quarter and nine months ended September 30, 2005 have been reclassified to reflect discontinued operations.

Discontinued operations for 2006 include the results of Magna Golf Club, the sale of which was completed in August 2006, and a restaurant related real estate located in the United States, the sale of which was completed in May 2006.

Discontinued operations for 2005 reflect, in addition to the results of Magna Golf Club and the restaurant and related real estate just noted, the result of Flamboro Downs, the sale of which was completed in October 2005, and Maryland-Virginia Racing Circuit, the sale of which was completed in September 2005.

Our consolidated revenues for the third quarter of 2006 were $114 million, an increase of $35 million or 44% compared to the same period of 2005. This increase was primarily due to $14 million of gaming revenues at the Remington Park casino facility, which opened in November 2005, and produced an average daily net win per machine of $229 in the third quarter of 2006; an increase of $13 million at our California operations due to a change in the racing calendar at Golden Gate Field which resulted in 29 live race days in the third quarter of 2006, compared to zero live race days in the same period last year; and an increase of $7 million at our technology operations due to the acquisition of the remaining 70% equity interest in AmTote on July 26, 2006.

Our consolidated revenues for the nine months September 2006, were $574 million, an increase of $87 million or 18% compared to the same period of 2005.

The increased revenues for the nine months ended September 30, 2006, were primarily due to the same factors just noted for the third quarter of 2006, combined with increased attendance, handle and wagering revenues at Santa Anita Park as a result of better weather and more effective marketing efforts, increased revenue at our Florida operations due to the opening of our new clubhouse facility at Gulfstream Park on January 4, 2006, and increased wagering revenues at Laurel Park as a result of additional live race days and increased average field size.

Consolidated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for the third quarter of 2006 was a loss of $21 million, which improved by $6 million or 21% compared to the same period of 2005.

EBITDA for the third quarter of 2006 was positively impacted by the following — an EBITDA contribution of $4 million this quarter from the gaming operations at Remington Park's casino facility, which resulted in an EBITDA margin of 27%; an EBITDA improvement of $3 million at our California operations, primarily due to the change in the racing calendar at Golden Gate Fields; and an EBITDA improvement of $2 million at our European operations primarily due to increased waging revenues at MagnaBet and cost reductions at all European operations.

These improvements were partially offset by an EBITDA decrease of $2 million at our northern U.S. operations, primarily due to $1 million of revenue recognized from the sale of the lease right at Portland Meadows and an increase of $1 million in predevelopment, preopening and other costs primarily due to concentrated connection with gaming initiatives in Ohio.

Consolidated EBITDA for the nine months ended September 30, 2006, was $5 million, an increase of $20 million compared to the same period of 2005. The improvement in EBITDA is primarily a result of the same factors just noted, combined with an EBITDA improvement at Santa Anita Park due to increased attendance, handle and wagering revenues, an EBITDA improvement at our Florida operations due to the opening of our new clubhouse facility at Gulfstream Park, and reduced predevelopment, preopening and other costs due to timing of these activities.

These improvements were partially offset by increased corporate costs due to increased severance costs, professional fees, stock-based compensation expense, and bank charges, and an EBITDA decease at our technology operations due to adjustments recorded in the current year at XpressBet related to asset write-offs and increased accruals.

A reconciliation of EBITDA to GAAP financial measures for the third quarter and nine months ended September 30, 2006, can be found in Note 13 to our consolidated financial statements, which were included in our press release issued earlier this morning.

Our net loss from continuing operations for the third quarter of 2006 increased $5 million to $48 million, as EBITDA improvements in the third quarter of 2006 were offset by increased interest expense due to the Gulfstream Park and Remington Park project financings and bridge loan facility with our parent company, and increased appreciation primarily as a result of the redevelopment at Gulfstream Park and Remington Park.

Diluted loss per share from continuing operations increased $0.05 to $0.45 per share in the third quarter of 2006. For the nine months ended September 30, 2006, our net loss from continuing operations increased $8 million to a net loss of $74 million, as EBITDA improvements in the current year were offset by increased interest expense and depreciation.

Diluted loss per share from continuing operations increased to $0.07 to a loss of $0.69 per share.

From a cash flow perspective, in the third quarter of 2006 we generated total cash inflows of $33 million from continuing operations, which included $18 million from increased borrowings under our amended senior secured revolving credit facility, $6 million from advances in long term debt borrowings with our parent company, $7 million from the issuance of other long term debt, and $1 million from the disposal of real estate properties, fixed and other assets.

Cash used from continuing operations in the third quarter of 2006 of $52 million was used for the following purposes — $25 million was used in operations, $13 million was invested in real estate property and fixed asset additions, $9 million was used to acquire the remaining 70% equity interest in AmTote, $3 million was used to repay long term debt, and $2 million was used to repay advances in long term debt with our parent company.

For the nine months ended September 30, 2006, we had total cash inflows of $101 million from continuing operations, which included $67 million of advances and long term debt borrowings with our parent company, $13 million from increased borrowings under our amended senior secured revolving credit facility, $12 million from the issuance of other long term debt, and $9 million from the disposal of real estate properties and fixed assets.

Cash used in the continuing operations in the nine months ended September 30, 2006 of $137 million was used for the following purposes — $69 million was invested in real estate property, fixed and other asset additions, $40 million was used in operations, $14 million was used to repay long term debt, $9 million was used to acquire the remaining 70% equity interest in AmTote, and $3 million was used to repay advances and long term debt with our parent.

Looking at our cash position, we had a cash balance of $31 million at September 30, 2006, compared to $51 million at December 31, 2005.

Looking at our capital structure, total capitalization at September 30, 2006, consisted of $396 million of equity and $588 million of long-term debt.

At September 30, 2006, we also had $40 million of bank indebtedness and $100 million due to our parent under our bridge loan.

We are encouraged with the significant revenue and EBITDA improvements achieved in the third quarter and nine months ended September 30, 2006, as compared to the same period of 2005. However, we remain burdened with too much debt and interest expense which has contributed to an increased net loss from continuing operations in the third quarter and nine months ended September 30, 2006, compared to the prior year.

As such, we remain focused on debt reduction. In the third quarter of 2006, we completed the sale of Magna Golf Club, which resulted in the reduction of $27 million of debt. Our recently announced sale of Fontana Golf Club will result in the reduction of $20 million of debt.

Further, the proceeds from our anticipated collection of the $175 million Note from the sale of The Meadows, which is expected by November 14, 2006, will be used to repay debt.

Upon closing of The Meadows transaction, we will have completed asset sales generating approximately $368 million in total consideration over the past 14 months.

We are continuing to pursue other asset sales and equity opportunities in order to further reduce debt.

We are also beginning to realize the benefits of certain of our strategic investments. For the nine months ended September 30, 2006, our Remington Park casino operation has generated gross gaming revenues of $43 million, and EBITDA before predevelopment costs of $12 million, at a margin of 27%.

We look forward to the opening of phase one of the Gulfstream Park casino with 516 slot machines later this month.

We are also excited about the prospects for AmTote, the tote services company which we acquired the remaining 70% equity interest on July 26, 2006 for a purchase price of $9 million net of cash acquired.

We believe that AmTote, combined with our other Paramax technology operations, represents a substantial opportunity to capitalize on the growing in-home and international wagering markets.

I would now like to turn this conference call back over to the operator and open the call up for questions.

QUESTION AND ANSWER

Operator
[Operator Instructions.] George Smith of Davenport.
George Smith — Davenport — Analyst
Morning. Where are we in terms of the CEO search?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

George, the CEO search is continuing. The board is conducting the search. I understand that there's a short list of candidates that they're considering. So it's still proceeding, they're still down to, like I said, a short list of candidates. But I don't have anything to announce at this time.
George Smith — Davenport — Analyst
What do you think? This has been a fairly drawn out process. What do you think the major hurdles there have been? Is the problem finding someone who is as passionate about horses as Frank would like?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

As I said, George, the board is conducting the search but I think there's a unique skill set involved to be the CEO of MEC. I mean, horse racing is obviously very important but there are other aspects to the CEO position that are important — gaming experience and technology as well. So they've been interviewing a number of different candidates and, as I said, they're down to a short list and they're proceeding with the process.
George Smith — Davenport — Analyst
Jumping over to California, Dixon Downs, we fully intend on going ahead with that development if given the opportunity?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, we're still proceeding with the entitlement process George, we're not completed that. So we're still proceeding with the entitlement process in Dixon. And it is a development property for MEC and it's something that's in our portfolio. So we're still getting through the entitlement process on the project.

George Smith — Davenport — Analyst
So but clearly confident enough in the state of California racing to go ahead with that without slot machine potential.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, I think there is potential for some sort of slot potential, maybe not directly at the race track but I think there is potential in California. And I think there is potential in racing in California because I think there are some current operations there that aren't going to be there in the short and medium term and I think that's going to create a lot of opportunity with additional race days in that state. So I think there is opportunity in California.
George Smith — Davenport — Analyst
And just last two quick ones. What do you see in the way of polling data in Ohio? And lastly, when you would you rollout the rest of the machines in Florida?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

I guess Ohio first. As you know the referendum is on November 7. I mean we've seen different polling data, a lot of it favorable and some of it going the other way. But we're going to have to wait and see to see what happens on November 7. So, until the result comes in then I think at that point we'll talk a little bit more about the plan.

With respect to the phase two of Gulfstream, the focus is to get phase one opened up, which should be opened up within the next couple of weeks, get the 516 machines up and running in the existing building. And we're still going through the planning and design stages for the phase two, which is going to house approximately another 1000 slot machines at Gulfstream because we're going to need a separate building to house that facility. So I think that would be sometime next year.
George Smith — Davenport — Analyst
I guess you still have to line up a way to finance that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
At this point yes. Yes.
George Smith — Davenport — Analyst
Okay, thanks.
Operator
Brian Warner of Performance Capital.
Brian Warner — Performance Capital — Analyst

Hi, good morning. My question was really to be directed for Frank Stronach who I guess is unavailable at this time, he's in Russia on other business as commented. It was revolved around the CEO. He had said on an earlier call that he would welcome suggestions for qualified candidates and I actually called his office and was assured by his assistant that he would receive my message and I had candidates for him, this was six months ago, with both horseracing as well as gaming background.

As it relates to your discussion on an ongoing basis of selling equity, I think I would make a suggestion and that would be to hire a new CEO before selling equity. And I only say that because myself personally I would pay at least 50% more for your equity if Mr. Stronach stepped down and put in his place a qualified, competent team led by a CEO who is appropriately incentivized and also appropriately was able to run the company his way, because in 25 years I've never seen an incidence of corporate governance like this Company and its disregard for shareholders and the world has really changed and something's got to give here. Thanks.

Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Okay, well Brian I appreciate those comments and I don't think there was a question in there. I mean I think I disagree with you on your comment about corporate governance. I mean I think this Company has got a long-term plan that we believe is going to benefit shareholders. We have to get through the high levels of debt that we have right now and we're considering a number of different opportunities to do that.
As I've said, we've proceeded on asset sales and we're considering other opportunities including equity.
Brian Warner — Performance Capital — Analyst

Actually, if I could just add one little point. I was actually going to — I mean Frank Stronach has spoken publicly quite a bit about the idea of having far less debt. And the suggestion I might make — I think the dilemma is and he alluded to maybe some discussions of selling a minority stake in Satan Anita raceway. The problem is, just like I don't want to be his minority partner, people don't want to be his minority partner and the suggestion would be to sell outright one of your better properties because that would go a long way towards your stated debt reduction targets.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Again, Brian, as I said, I mean we're looking at a number of different alternatives with respect to bringing down the debt. The bottom line is at the end of September we had more than $700 million of debt. The Meadow transaction is going to make a significant improvement in that number. But we have to go further and we're going to look at other opportunities including asset sales and other opportunities. So I think I've said that before but that's the —
Brian Warner — Performance Capital — Analyst
Thanks. And I don't mean to [inaudible]. And I think [inaudible] world-class assets. Thanks a lot.
Operator
Ryan Worst of Brean Murray.
Ryan Worst — Brean Murray — Analyst
Thanks, good morning. Blake, the spending for the Ohio referendum, does that go through the northern operations or is that in predevelopment?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
It's in predevelopment costs.

Ryan Worst — Brean Murray — Analyst
And then just a follow up on Dixon Downs. How much would you expect to spend on a track there and how would you finance that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

I think that's too preliminary at this point, Ryan. I think until we get through the entitlement process I think there's different things that you could look at with alternatives with respect to Dixon including partners and other types of financing opportunities that we're gong to consider before we get to the — putting a shovel in the ground stage. So I think it's somewhat preliminary.
Ryan Worst — Brean Murray — Analyst
What would be the timing of that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
I mean we got to get through the entitlement process which is still probably another six months to 18 months away.
Ryan Worst — Brean Murray — Analyst
Okay. And then just looking at the balance sheet, did you guys receive those Notes for the sale of Meadows and where would they be on the balance sheet?
And then also, on your assets held for sale good portion of that is racing license. Again, does that pertain to The Meadows or what race track is that associated with?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Yes, for the asset sales, the held for sale and the liabilities held for sale relate to The Meadows operation. For accounting purposes, the Notes have not been recognized so that what happens is we recognize the sale and the gain once we collect on the first Note
Ryan Worst — Brean Murray — Analyst
Okay, so that racing license is — that's The Meadows.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
That's The Meadows.
Ryan Worst — Brean Murray — Analyst
Okay. And why haven't you closed on that? What is delaying the process?

Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, I think it's only been delayed a couple of weeks since what we announced in September. The purchaser is going through their syndicated financing and we understand that that's been fully committed. They had to get their debt rated and that's been completed and the anticipated timetable is to close the financing on November 14.

So I think we're in good shape on the transaction. It's, like I said, maybe 11 days longer than what we said a couple of months ago but I think we're in good shape to get that transaction closed and collect on our Notes.
Ryan Worst — Brean Murray — Analyst
All right, thanks.
Operator
Steve Velgot of Cathay Financial.
Steve Velgot — Cathay Financial — Analyst

Thank you. Blake, I wanted to confirm, if you could, whether or not these properties are currently on the market? And that's the land down in Palm Beach County that you had previously announced a sale to [Tole Brothers] that fell through, the land around the San Luis Ray Downs facility, and the land in Bowie, Maryland outside that training facility.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

What I'll say on that Steve is that we're in discussions with a number of different assets in the MEC portfolio, and I mean the ones that you mentioned are some of the assets that we're in discussions with people regarding a transaction.
Steve Velgot — Cathay Financial — Analyst
Okay, so you can't say whether or not they're currently on the market. I guess it sounds like they are but —
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Yes, we're in discussions on those properties.
Steve Velgot — Cathay Financial — Analyst
Okay, and then as far as the phase two of Gulfstream, I think you discussed before some preliminary kind of numbers for how much it might cost, but do you have any update on that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

No, I think, as I said, we're still going through the design and planning phase on phase two so we don't have any updated numbers than what we've talked about previously on the capital cost expectations for that project. So, as I said, I mean I think we should have that in the near term. But the focus is to get phase one opened up in a couple of weeks.
Steve Velgot — Cathay Financial — Analyst
All right, thank you.

Operator
Peter Sklar of BMO Capital Markets.
Peter Sklar — BMO Capital Markets — Analyst
Blake, in your presentation you throwed an EBITDA number that's been generated by the slots at Remington for the nine months. Could you give me that number again, I didn't catch it.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
$12 million, Peter, before predevelopment costs.
Peter Sklar — BMO Capital Markets — Analyst
So what does that mean before predevelopment. What are predevelopment costs?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Predevelopment is a separate line on the financial statements. So when you look at the segmented reporting we show the EBITDA by each of the segments and then predevelopment as a separate line.
Peter Sklar — BMO Capital Markets — Analyst
I understand that but why are there predevelopment costs?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
They've just been small. They had some small costs related to predevelopment.
Peter Sklar — BMO Capital Markets — Analyst
But this $12 million you've thrown out, that's different than the EBITDA disclosure you have in your financial statements isn't it?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
No.
Peter Sklar — BMO Capital Markets — Analyst
In your financial statements, don't you disclose EBITDA before overheads? Like there's overheads not incorporated into that?

Blake Tohana — Magna Entertainment Corp. — EVP and CFO

No, included in the southern U.S., which is where the Remington Park casino is, is Remington Park's racing operation and Lone Star and those EBITDA numbers are all after operating expenses for those entities, except before predevelopment because predevelopment is a separate line. And then there's a separate segment for corporate overhead.
Peter Sklar — BMO Capital Markets — Analyst

Yes, but I wasn't referring to the segmented reporting note, but rather to the income statement where if you take gaming revenue and subtract gaming taxes, purses and others — I'm trying to isolate in your financials your profitability for gaming and I don't think you can because on the —
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

You can't on the face of the income statement because on the income statement if you look at gaming revenue and then gaming taxes, purses and other, then there's operating costs and G&A that are related to —
Peter Sklar — BMO Capital Markets — Analyst
Right and you can't get it out of the segmented reporting note because there's racing operations in there.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
That's right, that's right. Because, I mean, Remington Park is combined both with the gaming operation and the horse racing operation.
Peter Sklar — BMO Capital Markets — Analyst
But why don't you disclose this $12 million number so we can see how you're doing in gaming?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Well, I think it's together with the horse racing operation. You can't have gaming without the paramutual licenses.
Peter Sklar — BMO Capital Markets — Analyst
No, but the $12 million, does that include horse racing?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
No, that was the casino operation.
Peter Sklar — BMO Capital Markets — Analyst
Oh, so you can disclose it. Okay, I just don't understand why you're not providing it when you know it.

Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, as I said, I mean the way we report it is we reported the segmented reporting by geographic location, which includes the race tracks. So for southern U.S. it includes Remington's casino and horse racing operation and Lone Star and that's the disclosure that we've had.
Peter Sklar — BMO Capital Markets — Analyst
Okay. Well just — I won't harp on it anymore but I think it would be helpful because I think just investors are very interested in seeing where you are on the gaming side.
Is there any gain on the sale of the Aurora Golf Club?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
No. No, there's a small loss on the sale, which I think is disclosed in the Notes for the financial statements.
Peter Sklar — BMO Capital Markets — Analyst
Okay, and what about on the Austrian sale? Will there be a gain or a loss there?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
There will be a gain but the gain, it's a related party transaction goes through contributor surplus and equity.
Peter Sklar — BMO Capital Markets — Analyst
Okay. The sale of The Meadows, what are you required to do with the proceeds? Are you required to repay the bridge loan from MI Developments and to repay the secured lender?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Yes.
Peter Sklar — BMO Capital Markets — Analyst
So you'll be taking them out completely?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Under the current terms of the agreement we're required to repay the amounts under the bridge loan and a portion of the senior credit facility and a small portion of another loan that we have.
Peter Sklar — BMO Capital Markets — Analyst
And what's the size of the bridge now? Did you say?

Blake Tohana — Magna Entertainment Corp. — EVP and CFO
The total amount that's available — or the total amount is still like $119 million.
Peter Sklar — BMO Capital Markets — Analyst

And I noticed in your segmented reporting that the loss from Gulfstream has increased year-over-year. Is that just because there's no racing going on in the quarter and we're dealing with a larger overhead as a result of the facilities put in place?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Yes, that's basically it Peter. I mean the plan that we originally had was to have Gulfstream, the rest of the building, open up sort of during this dark period. But in preparation for the casino opening, which is going to open up in a couple of weeks, they've more or less shut down the other business opportunities with respect to poker and the other opportunities that were going to open up when they open up the casino in November. So their overhead was a little bit higher for the third quarter.
Peter Sklar — BMO Capital Markets — Analyst
Okay, that's all I have. Thanks Blake.
Operator
James Devlin of Henley and Company.
James Devlin — Henley and Company — Analyst

Yes hi, good morning. Just a couple of questions. Back, I guess, around the May timeframe, Frank Stronach had made a statement that the Company expected to be, I'm just looking at the Toronto, what's the quote, "We are extremely optimistic that by early next year, Magna will be debt free or have very little debt outstanding," said Frank Stronach, Chairman and Acting CEO of Magna Entertainment. Do you guys still feel that that is achievable?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, James, I think, as I said at the beginning of the call, the focus is to continue to reduce the debt and we've been able to do that in small chunks with some of the asset sales, Transaction of The Meadows is going to be an important part of that. And we're working on other asset sale transactions.
So we're continuing to focus on it and to get the debt down as quickly as we can in the most prudent fashion we can.
James Devlin — Henley and Company — Analyst

Okay. You guys had about $700 million of debt, I guess as of the reporting period. You sold the two golf courses and I guess we would anticipate the Millennium payment. Aggregately you guys have paid down, I guess, about 30% of your debt load. Can you walk us through how we could potentially get rid of the other 70%?

Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well again, I'm not going to comment specifically on assets, but I mean the way you're going to get down and pay down debt is look at asset sales, you're going to look at partnership opportunities, and you're going to look at equity. Those are the ways that you're going to reduce the debt quickly. So those are the things that we're continuing to work on and to consider. And that we, as I said, as a management team we remain focused on achieving that. But those are the things that we're going to consider.
James Devlin — Henley and Company — Analyst

And just one final comment or kind of question if you will. I mean we have an awful lot of non-revenue producing real estate assets which we pay, I would assume, a large amount of taxes on. I mean, I would assume that you guys — and it's already been addressed, I mean we have all these training facilities which seem to do nothing for shareholders and seem to kind of really help out the horsemen more than shareholders. I mean at what point is the Company going to be run for shareholders, for the betterment of shareholders? And, no offense to the horse racing industry, but at the end of the day this is a publicly traded company, when do we start getting rid of the dead weight and start, as had you mentioned, taking the debt off our backs?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, with respect — first of all, I mean I think the Company — again, I disagree with your comment that the Company is not sincere in the interest of the shareholders. I think we are trying to do what we can to increase shareholder value and reducing the debt is an important part of that. With respect to the training centers, we have three training centers. One of them, Palm Meadows I think is incredibly important to the support of Gulfstream Park. And the other two, like I said, we're considering opportunities and what alternatives we can do with those training centers. So those are under consideration.
James Devlin — Henley and Company — Analyst

Okay, and I would agree with the previous comment, I mean this Company, in our belief, has world-class assets, we just got to get the millstone around the Company's neck in order to move forward. We've been hearing about potential asset sales for a long time, let's just hope we can get something underway. Thanks.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Yes, thanks James. I mean as I said at the beginning, with The Meadows sale we're going to have sold $368 million of assets and I think that is progress over the past 14 months and we're going continue to sell other assets.
James Devlin — Henley and Company — Analyst
Thank you.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Operator, can we take one more question.
Operator
Anoop Prihar of GMP Securities.

Anoop Prihar — GMP Securities — Analyst
Good morning; just two questions. First of all, the net win in Oklahoma was $229 in the quarter? That number has steadily trended down over the course of the year. Why is that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Yes, I think it's down about 9% from the second quarter, Anoop. I'd say a couple of reasons or maybe three reasons. One is I think we're experiencing some seasonality in Oklahoma in the summertime which I think impacted the attendance and the net win in Oklahoma.
The second was the opening of a new casino in the Oklahoma market. I think that is again a new operation that, I think, had a bit of a bump with respect to slot customers in that market.

And the third is what we're focused on and that is changing out the game types and improving our marketing efforts in order to bring that number up. So I think we're confident that we'll be able to to bring that number up as we go forward.
Anoop Prihar — GMP Securities — Analyst
Do you think it's reasonable to assume something in the neighborhood of $260 as a sustainable rate over the next, call it, five or six quarters?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

I mean I think that it might be a little bit less than that but I mean we'll have to see what happens in the fourth quarter of this year and the first quarter of 2007 to kind of come about what it's stabilized. But I think it's more within the $229.
Anoop Prihar — GMP Securities — Analyst
And secondly, I noticed that we extended the Romulus option again. What is it that we're waiting for there? Like why is it so important for MEC to keep extending that?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well, it's — in Romulus we have a racing license for Michigan. Again, it's a long — it's a development property that we have with respect to a racing operation in Romulus, Michigan. It's something that, as I said, is under consideration for development and something that we're going to consider other partnership opportunities and other joint venture opportunities to see if it makes sense to proceed in that fashion.
Anoop Prihar — GMP Securities — Analyst
But the extension's only for another 60 days or something to that effect isn't it?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Yes. I mean we continually — over the course of the past couple of years we've continually extended the option.

Anoop Prihar — GMP Securities — Analyst
So it's reasonable to assume that we'll do that again for the next little while?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
I think we'll extend the option the next time it comes due but it's something, again, that we consider each time it comes up for renewal.
Anoop Prihar — GMP Securities — Analyst
Okay, thanks.
Operator
Okay. Sir, did you want to take any more questions?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
I'll take one more.
Operator
[Gabe Gutman of Bay Securities.]
Gabe Gutman — Bay Securities — Analyst

Hi Blake how are you? Couple of questions. The first really concerns me more than the long-term debt is the current liability over current assets. And I would imagine that's why the accounting qualifications, which states that it's very unlikely you'll be able to continue or will be able to continue as a going concern. How are you going to address the current asset liability situation?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Well Dave, I think the closing of The Meadows transaction is an important part of that. As I said, I mean we expect to collect $175 million in mid-November. As well, we're continuing to pursue other asset sales and other opportunities in order to improve the balance sheet and improve the liquidity of the Company.
Gabe Gutman — Bay Securities — Analyst
That's fine but in terms of the current liabilities, I mean how close are we to really getting into trouble? Again, the accountant's qualification is not very pretty on that statement.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Yes, I mean it's — again, it's a qualification that we've had for the — since the first quarter of 2006 and we continue to work through the transactions that I just talked about. And as I said $175 million is going to go a long way in improving the working capital for MEC.

Gabe Gutman — Bay Securities — Analyst
The next question, regarding MIM, have they changed the number of shares that they own in Magna Entertainment or do they still own the same amount?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Not to my knowledge.
Gabe Gutman — Bay Securities — Analyst
How many shares do they own?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
I don't know the exact number but I think their equity ownership is approximately 59%.
Gabe Gutman — Bay Securities — Analyst
And is there any possibility of revisiting the deal where they were going to take us over which was under discussion and proposed I think, what, about a year and a half, two years ago?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
I think that would be a question for the management of them, not the management of MECA.
Gabe Gutman — Bay Securities — Analyst
Is the lawsuit by that fund, is that still ongoing or has that been resolved?
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
Not it was — the Green Light case was dismissed a couple of days ago.
Gabe Gutman — Bay Securities — Analyst
That's nice to hear. You should have put out a bulletin or some sort of a news —
Blake Tohana — Magna Entertainment Corp. — EVP and CFO
MIM put out a press release.
Gabe Gutman — Bay Securities — Analyst
They did? Oh, I didn't see it. My final question is regarding the NYRA deal. Anything new on that?

Joe De Francis — Magna Entertainment Corp. — EVP

This is Joe De Francis. The short answer is no. The matter is still under submission to the blue ribbon panel in New York. There's rumors that they may take action soon but nothing specific and concrete.
Gabe Gutman — Bay Securities — Analyst
Right. I assume that we would not have to put up any money to go into this, we would act as what, advisors?
Joe De Francis — Magna Entertainment Corp. — EVP

No, we are an equity participant in the empire bid but we are roughly — I don't have the exact number in front of me, but I think we're only about 6% of the group. So to the extent that we would put up any money it would be relatively very small.
Gabe Gutman — Bay Securities — Analyst
Okay. That's great. Okay, I appreciate the answer. Thank you.
Blake Tohana — Magna Entertainment Corp. — EVP and CFO

Operator, I think that ends the question and answer period. I just wanted to again encourage shareholders and investors to call me if there's any further questions that you have related to MEC. So thank you for today.
Operator
Thank you. Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and we ask that you please disconnect your lines.

QuickLinks

  EXHIBIT 99.1